As filed with the Securities and Exchange Commission on December 1, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

___________________

GUIDED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-2029543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5835 Peachtree Corners East, Suite D

Norcross, Georgia 30092

(Address of Principal Executive Offices) (Zip Code)

___________________

1995 STOCK PLAN

(Full title of the plan)

___________________

Mark L. Faupel

President and Chief Executive Officer

Guided Therapeutics, Inc.

5835 Peachtree Corners East, Suite D

Norcross, Georgia 30092

(770) 242-8723

(Telephone number, including area code, of agent for service)

WITH A COPY TO:

Heith D. Rodman, Esq.

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

(404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	5,800,000 shares(1)	$0.95(2)	$5,510,000(2)	$631.45(2)

(1) In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends, and anti-dilution provisions and other adjustment provisions, as provided in the 1995 Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based on the average of the bid and ask price of the common stock on the OTCQB quotation system on November 28, 2011.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

This registration statement registers 5,800,000 additional shares of the registrant’s common stock, par value $.001 per share, to be issued to participants under the registrant’s 1995 Stock Plan. The contents of the previous registration statement on Form S-8 filed by the registrant with the Securities and Exchange Commission (the “Commission”) on June 25, 2001 (Registration No. 333-63758) are incorporated by reference into this registration statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
*5.1	Opinion of Jones Day regarding validity.
10.1	1995 Stock Plan and form of Stock Option Agreement thereunder (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (No. 333-22429) filed February 27, 1997).
10.2	2005 Amendment No. 2 to the 1995 Stock Plan, as amended (incorporated by reference to Appendix 1 to the proxy statement on Schedule 14A, filed May 10, 2005).
*10.3	2010 Amendment to the 1995 Stock Plan.
23.1	Consent of Jones Day (included in Exhibit 5.1).
*23.2	Consent of UHY LLP.
24.1	Powers of Attorney (included as part of signature page).

_________________________

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on
December 1, 2011.

GUIDED THERAPEUTICS, INC.

By: /s/ Mark L. Faupel

Name: Mark L. Faupel
Title: President, Chief Executive Officer and
Acting Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Faupel, with full power of substitution and resubstitution, as attorney-in-fact of the undersigned, for him and in his name, place and stead, to execute and file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 any and all amendments, supplements and exhibits to this Registration Statement (including pre-effective and post-effective amendments and supplements), to execute and file any and all other applications or other documents to be filed with the Commission, such attorney to have full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorney and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

DATE: December 1, 2011	SIGNATURE	TITLE

	/s/ Mark L. Faupel	President, Chief Executive Officer, Acting Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
Mark L. Faupel

	/s/ Ronald W. Hart	Vice Chairman and Director
Ronald W. Hart

	/s/ John E. Imhoff	Director
John E. Imhoff

	/s/ Michale C. James	Director
Michael C. James

	/s/ Ronald W. Allen	Chairman and Director
Ronald W. Allen

	/s/ Ronald W.Allen	Director
Jonathan M. Niloff
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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jones Day regarding validity.
10.3	2010 Amendment to the 1995 Stock Plan.
23.2	Consent of UHY LLP.

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